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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the use of our report dated May 19, 2000 with respect to the financial statements of InnoMediaLogic (IML) Inc. included in the Form 8-K/A, dated on or about August 21, 2000, of Natural MicroSystems Corporation.

(signed) Ernst & Young LLP
Chartered Accountants
Montreal, Canada
May 19, 2000

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CONSENT OF INDEPENDENT AUDITORS